Exhibit 1.1

Mid-Con Energy Partners, LP

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to $50,000,000

EQUITY DISTRIBUTION AGREEMENT

May 5, 2015

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281-8098

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

MLV & Co. LLC

1301 Avenue of the Americas

43rd Floor

New York, New York 10019

Ladies and Gentlemen:

Mid-Con Energy Partners, LP, a Delaware limited partnership (the “Partnership”), confirms this agreement (this “Agreement”) with RBC Capital Markets, LLC, Wells Fargo Securities, LLC, UBS Securities LLC, Raymond James & Associates, Inc. and MLV & Co. LLC (each, a “Manager”, and collectively, the “Managers”) as follows:

SECTION 1. Description of Units. The Partnership may, from time to time during the term of this Agreement, issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partnership interests in the Partnership (the “Common Units”), having an aggregate offering price of up to $50,000,000 (the “Units”) on the terms and subject to the conditions set forth herein. The Partnership agrees that, whenever the Partnership determines to sell Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Partnership and such Manager, relating to such sale in accordance with Section 3 hereof.

The Partnership has filed not earlier than three years prior to the date hereof (the “Execution Date”), in accordance with the provisions of the Securities Act of 1933, as amended,

and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement (File No. 333-195669) on Form S-3, including a Base Prospectus (as defined below), which relates to certain securities, including the Units which may be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Partnership has prepared a Prospectus Supplement (as defined below) to the Base Prospectus which specifically relates to the Units. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, including the Base Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the Registration Statement at the time of such Registration Statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A hereto. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing after the execution of this Agreement of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

SECTION 2. Representations and Warranties of the Partnership Parties. The Partnership, Mid-Con Energy GP, LLC, a Delaware limited liability company (the “General Partner”) and the sole general partner of the Partnership, and Mid-Con Energy Properties, LLC, a Delaware limited liability company (the “Operating Subsidiary” and, together with the Partnership and the General Partner, the “Partnership Parties”), jointly and severally represent and warrant to, and agree with each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to made pursuant to this Agreement that:

(a) Registration. The Partnership has prepared and filed with the Commission a registration statement (File No: 333-195669) on Form S-3, including a related Prospectus Supplement, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, meets the requirements set forth in Rule 415(a)(1)(x). Copies of such Registration Statement and each of the amendments thereto have been delivered by the Partnership to the Managers.

(b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Partnership Parties, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Prospectus Supplement or any Permitted Free Writing Prospectus and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c) Registration Statement, and Prospectus Conform to the Requirements of the Act. On date hereof, the Registration Statement conformed, and any further amendments or supplements to the Registration Statement will conform, in all material respects, to the applicable requirements of the Act. When the Prospectus is first filed in accordance with Rule 424(b) and as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”) and at each Settlement Date (as hereinafter defined), if any, the Prospectus, as amended or supplemented, will conform, in all material respects to the applicable requirements of the Act and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Partnership meets, and at the time the Registration Statement was originally declared effective the Partnership met, the applicable requirements of Form S-3 under the Act.

(d) Permitted Free Writing Prospectuses Conform to the Requirements of the Act. Each Permitted Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Partnership has complied with all prospectus delivery and filing requirements applicable to each such Permitted Free Writing Prospectus pursuant to the Act. The Partnership has not made any offer relating to the Units that would constitute a Permitted Free Writing Prospectus without the prior written consent of the Managers. The Partnership has retained, in accordance with the Act, all Permitted Free Writing Prospectuses, if any, that were not required to be filed pursuant to the Act.

(e) No Material Misstatements or Omissions. As of its date and the date hereof, the Registration Statement did not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as it may be amended or supplemented at any Time of Sale, if any, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Permitted Free Writing Prospectuses, if any, identified on Schedule A hereto, as of the Execution Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus listed on Schedule A, if any, hereto does not conflict with the information contained in the Registration Statement, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of the Execution Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(e) do not apply to statements or omissions in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager expressly for use therein.

(f) Formation and Qualification. Each of the Partnership Parties has been duly formed and is validly existing and is in good standing as a limited partnership or limited liability company, as applicable, under the laws of its jurisdiction of formation with full limited partnership or limited liability company, as applicable, power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Prospectus. Each of the Partnership Parties is, and at a Time of Sale, if any, will be, duly registered or qualified to transact business as a foreign limited partnership or limited liability company, as applicable, and is in good standing in all jurisdictions in which the conduct of its business requires such registration or qualification, all of such jurisdictions being listed on Schedule C hereto; except where the failure to be so registered or qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, results of operations, earnings, business or prospects of the Partnership Parties taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(g) Power and Authority. Each of the Partnership Parties has all requisite limited partnership or limited liability company, as applicable, power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”). On the Execution Date, all limited partnership, limited liability company or other action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(h) Power and Authority to Act as a General Partner. The General Partner has, as of the Execution Date, full limited liability company power and authority to act as the general partner of the Partnership, in all material respects as described in the Registration Statement and the Prospectus.

(i) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(j) Authorization, Execution and Delivery of Certain Agreements.

(i) The limited liability company agreement of the General Partner (the “GP LLC Agreement”) has been duly authorized, executed and delivered by each of S. Craig George, Charles R. Olmstead and Jeffrey Olmstead (collectively, the “Founders”) and is a valid and legally binding agreement of each of the Founders, enforceable against each of the Founders in accordance with its terms;

(ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and S. Craig George (the “Organizational Limited Partner”) and is a valid and legally binding agreement among the General Partner, the Organizational Limited Partner and the limited partners of the Partnership, enforceable against the General Partner, the Organizational Limited Partner and the limited partners of the Partnership in accordance with its terms; and

(iii) the limited liability company agreement of the Operating Subsidiary (the “Operating Subsidiary LLC Agreement”) has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.

provided, that with respect to each such agreement described in this Section 2(j), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’

rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. Collectively, the GP LLC Agreement, the Partnership Agreement and the Operating Subsidiary LLC Agreement are referred to as the “Organizational Documents”.

(k) Ownership of the General Partner. As of the date hereof, the Founders own 100% of the membership interests in the General Partner. Such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and the Founders own such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), other than those created or arising under the Delaware LLC Act.

(l) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership and owns an approximate 2% interest in the Partnership (the “GP Interest”) and is the sole general partner of the Partnership; such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such GP Interest free and clear of all Liens (except restrictions on transferability as described in the Prospectus), other than those created by or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).

(m) Ownership of the Operating Subsidiary. As of the date hereof, the Partnership owns 100% of the issued and outstanding membership interests in the Operating Subsidiary; such membership interests have been duly authorized and validly issued in accordance with the Operating Subsidiary LLC Agreement and are fully paid (to the extent required under the Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, other than Liens created by or arising under the Delaware LLC Act or Liens securing obligations under the credit agreement dated December 20, 2011, among the Operating Subsidiary, as borrower, Royal Bank of Canada, as administrative agent, and the other lenders party thereto (as amended to date, the “Credit Agreement”).

(n) No Other Subsidiaries. As of the date hereof, other than the GP Interest and its indirect ownership interests in the Operating Subsidiary, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. As of the date hereof, other than the Partnership’s ownership of the Operating Subsidiary, none of the Partnership or the Operating Subsidiary owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(o) Valid Issuance of the Units. As of the date hereof, the Units, and the limited partner interests represented thereby, have been duly authorized for sale and issuance to the Managers pursuant to this Agreement, and when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(p) No Preemptive Rights, Options or Registration Rights. Except as described in the Registration Statement and the Prospectus, there are no preemptive rights, preferential purchase rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of or any partnership interest in, any of the Partnership Parties. Except as described in the Registration Statement and the Prospectus there are no outstanding options or warrants to purchase any securities of the Partnership Parties. Except for such rights that have been waived or as described in the Registration Statement and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(q) Capitalization. As of the date hereof, the issued and outstanding partnership interests of the Partnership will consist of 29,655,804 Common Units and 360,000 notional general partner units. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(r) Absence of Loans. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any of the Partnership Parties to or for the benefit of any of the officers or directors of any of the Partnership Parties or any of their respective family members, except as disclosed in the Prospectus. Since the date the Registration Statement was initially filed with the Commission, none of the Partnership Parties have directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Partnership Parties, except as disclosed in the Prospectus.

(s) Financial Statements. The historical combined and consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein. The summary financial and statistical data included in the Registration Statement and the Prospectus under the caption “Summary—Summary Historical Financial Data” and the selected historical financial data set forth under the caption “Selected Historical Financial Data” present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Partnership.

(t) Internal Accounting Controls; Books and Records. Each Partnership Party (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership Parties reviewed or audited by Grant Thornton LLP (“Grant Thornton”), except in each case as disclosed in the Registration Statement and the Prospectus, (i) none of the Partnership Parties is aware of (A) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the ability of any of the Partnership Parties to record, process, summarize and report financial information in any material respect, or any material weaknesses in internal controls over financial reporting or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of any of the Partnership Parties, and (ii) there have been no significant changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect internal controls over financial reporting.

(v) Sarbanes-Oxley Act of 2002. The Partnership Parties and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated therewith and the rules of the NASDAQ that are effective and applicable to the Partnership.

(w) Disclosure Controls. The Partnership Parties have established and maintain “disclosure controls and procedures” (to the extent required by and as defined in Rule 13a-15); the Partnership Parties’ “disclosure controls and procedures” are reasonably designed to ensure that information required to be disclosed by the Partnership in the reports that it will file or furnish under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Partnership’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(x) Independent Public Accountants. Grant Thornton, who has certified certain financial statements of the Partnership Parties and delivered its reports with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act.

(y) Independent Reserve Engineer. Cawley, Gillespie & Associates, Inc. (“Cawley Gillespie”), who has delivered the letter referred to in Section 6(h) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Partnership Parties.

(z) No Conflicts. None of the (i) offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties that are party hereto, or (iii) the application of the net proceeds as described under the caption “Use of Proceeds” in the Prospectus, (A) constitutes or will constitute a violation of the Organizational Documents, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse or time or both, would constitute such a default) under any indenture, mortgage, contract, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Parties or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Parties (other than Liens created pursuant to the Credit Agreement), except in the case of clauses (B), (C) or (D) for such breaches, violations, defaults or Liens, that, individually or in the aggregate, would not have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement.

(aa) No Defaults. None of the Partnership Parties is (i) in violation of any of its Organizational Documents; (ii) in violation of any statute, law, rule or regulation or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Partnership Parties or any of their properties or assets; or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute a breach or default) or violation in the performance of any obligation, agreement or condition contained in any loan agreement, lease, indenture, mortgage, contract, deed of trust or other agreement or instrument to which it is a party or by which it, or any of its properties, may be bound, except in the case of clauses (ii) and (iii) for such breaches, defaults or violations that would not have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by this Agreement.

(bb) Consents. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Partnership Parties of this Agreement and the consummation of the transactions contemplated by this Agreement has been obtained or made and is in full force and effect, except (i) for applicable state securities or “Blue Sky” laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) for such consents that have been, or prior to the Closing Date will be, obtained or made, (iii) for any such consents the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by this Agreement and (iv) as described in the Registration Statement and the Prospectus.

(cc) Reserve Estimates. The historical information underlying the estimates of reserves of the Partnership Parties, which were supplied by the Partnership Parties to Cawley Gillespie for purposes of auditing the reserve information included in the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates of such reserve reports and was prepared in all material respects in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, in each case as described in the Prospectus, the Partnership Parties are not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Prospectus. Estimates of such reserves and present values as described in the Prospectus comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Act.

(dd) Title to Properties. The Operating Subsidiary has (A) valid and defensible title to the interests in the oil and gas properties supporting the estimates of its net proved reserves contained in the Registration Statement and the Prospectus, (B) good and indefeasible title to all real property owned by it, other than the oil and gas properties covered by clause (A), and (C) good title to all personal property described in the Registration Statement as being owned by it, in each case free and clear of all Liens except (i) such as are described in the Registration Statement and the Prospectus, (ii) such as arise in connection with the Credit Agreement, or (iii) such as do not (individually or in the aggregate) materially interfere with the use made or proposed to be made of such properties by the Partnership and the Operating Subsidiary as described in the Prospectus, and the working interests derived from oil, gas and mineral leases or mineral interests, which constitute a portion of the real property held or leased by the Operating Subsidiary, reflect in all material respects the right of the Operating Subsidiary to explore, develop or produce hydrocarbons from such real property, and the care taken by the Operating Subsidiary and any of its predecessors in interest who are or were affiliates of the Partnership Parties with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Operating Subsidiary and any of its predecessors who are or were affiliates of the Partnership Parties operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons. All real property and buildings held under lease or sublease by the Operating Subsidiary, except the oil and gas properties covered by clause (A) above (the “Leased and Subleased Properties”), are held by it under valid, subsisting and enforceable leases or subleases, as the case may be, subject to exceptions that do not materially interfere with the use made and proposed to be made of such Leased and Subleased Properties by the Operating Subsidiary as described in the Prospectus, and all such leases and subleases are in full force and effect. The Operating Subsidiary has not received any notice of any claim that has been asserted by anyone adverse to the rights of the Operating Subsidiary under any of the leases or subleases mentioned in the prior sentence above or affecting or questioning the rights of the Operating Subsidiary to the continued possession of the Leased and Subleased Properties under any such lease or sublease except for such claims that would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) Permits. The Operating Subsidiary has such material licenses, certifications, permits, consents, franchises, approvals, clearances and authorizations of governmental or other regulatory authorizations (“Permits”) as are necessary to conduct its business as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus, except as described in the Prospectus. The Operating Subsidiary is in compliance with the terms and conditions of such Permits except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Partnership Parties have not received notice of any claims or proceedings relating to the revocation, termination or modification of any such Permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. None of the Permits contains any restriction that is materially burdensome on the Operating Subsidiary.

(ff) Rights of Way. The Operating Subsidiary has such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement the Prospectus, subject to such qualifications as may be set forth in the Registration Statement or the Prospectus, except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; and the Operating Subsidiary has fulfilled and performed all of its material obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, termination and impairments that would not have a material adverse effect upon the ability of the Operating Subsidiary to conduct its business in all material respects as currently conducted.

(gg) Conduct of Business. Except as disclosed in or contemplated by the Registration Statement or the Prospectus, since the date of the latest audited financial statements included in the most recent Prospectus Supplement, none of the Partnership

Parties or their respective subsidiaries has (i) incurred any liabilities or obligations, indirect, direct or contingent (including any volumetric production payments), that are material to the Partnership Parties, taken as a whole, other than liabilities and obligations incurred in the ordinary course of business or (ii) entered into any transaction that is not in the ordinary course of business that is material to the Partnership Parties, taken as a whole.

(hh) No Material Adverse Change. (i) None of the Partnership Parties, directly or indirectly, has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree and (ii) since such date there has not been any change in the capitalization or material increase in long-term debt of the Partnership Parties, or any adverse change in or affecting the condition (financial or otherwise), properties, assets, liabilities, results of operations, earnings, business or prospects of the Partnership Parties, taken as a whole, in each case except as set forth or contemplated in the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

(ii) Insurance. The Partnership Parties maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as is reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated in similar industries. All policies of insurance insuring the Partnership Parties or any of their respective businesses, assets, employees, officers and directors are in full force and effect as of the date hereof; and the Partnership Parties are in compliance with the terms of such policies in all material respects.

(jj) Litigation. Except as described in the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Parties or their property is pending, or to the knowledge of any of the Partnership Parties, threatened that (i) would individually or in the aggregate have a Material Adverse Effect or prevent the performance by the Partnership Parties of this Agreement or any of the Organizational Documents or the consummation by the Partnership Parties of any of the transactions contemplated by this Agreement; (ii) would individually or in the aggregate have a Material Adverse Effect or (iii) are required to be described in the Prospectus but are not described as required.

(kk) No Labor Dispute. No labor problem or dispute with the employees of Mid-Con Energy Operating, Inc. exists or, to the knowledge of the Partnership Parties, is threatened or imminent, and the Partnership Parties are not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, contractors or customers of the Partnership Parties that would, individually or in the aggregate, result in a Material Adverse Effect.

(ll) Intellectual Property. The Partnership Parties own, possess, license or have adequate rights to use, on reasonable terms, all material patents, patent rights, patent applications, licenses, inventions, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade and service mark registrations, trade names, service names, software, internet addresses, domain names and other intellectual property that is described in the Registration Statement or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted and as described in the Registration Statement and the Prospectus.

(mm) Tax Returns. The Partnership Parties have filed all tax returns that are required to be filed or have requested extensions thereof, except (i) in any case in which the failure to so file would not have a Material Adverse Effect or (ii) as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and have paid all taxes (including, without limitation, any estimated taxes) required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith by appropriate actions or which would not, individually or in the aggregate, have a Material Adverse Effect).

(nn) ERISA. Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which any of the Partnership Parties or any ERISA Affiliate (as defined below) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the material requirements of all applicable statutes, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), and, to the knowledge of the Partnership Parties, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Partnership Parties or any ERISA Affiliate contributes (a “Multiemployer Plan”) is in material compliance with all applicable statutes, rules and regulations, including ERISA and the Code. “ERISA Affiliate” means, with respect to Partnership Parties, any trade or business (whether or not incorporated) under common control with Partnership Parties within the meaning of Section 414(b) or (c) of the Code and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code. With respect to any “employee benefit plan” which is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and established or maintained by the Partnership Parties or any ERISA Affiliate, (i) no “reportable event” (as defined under Section 4043(c) of ERISA and the regulations issued thereunder) (other than those events as to which the 30-day notice period is waived under applicable regulations) has occurred or is reasonably expected to occur, (ii) no failure to meet the minimum funding requirements of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA, whether or not waived, or to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA by the Partnership Parties or any ERISA Affiliate has occurred or is reasonably expected to occur, and (iii) no such “employee benefit plan,” if terminated, would have any “amount of unfunded benefit liabilities” (as defined under Section 4001(a)(18) of ERISA). None of the Partnership Parties or any ERISA Affiliate has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971 or 4975 of the Code. No “employee benefit plan” established or maintained by the Partnership Parties or any ERISA Affiliate provides health or welfare benefits for any retired or former employee of the Partnership Parties or any ERISA Affiliate, except to the extent required under Section 4980B of the Code or similar state laws. Except where noncompliance would not reasonably be expected to have a Material Adverse Effect, each “employee benefit plan” established or maintained by the Partnership Parties or any ERISA Affiliate that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would be reasonably likely to cause the loss of such qualification.

(oo) Environmental Compliance. The Partnership Parties (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and radioactive or biologic materials (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, except where such non-compliance with Environmental Laws or failure to receive required permits, authorizations or other approvals, would not, individually or in the aggregate, have a Material Adverse Effect, (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and radioactive or biologic materials. Except as described in the Registration Statement and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Partnership Parties under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Partnership Parties are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Partnership Parties, and (z) none of the Partnership Parties anticipates material capital expenditures relating to Environmental Laws.

(pp) Environmental Review. The Partnership Parties have reviewed the effect of Environmental Laws in effect on the date hereof on the business, operations and properties of the Partnership Parties, in the course of which they identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with

Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Parties have concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(qq) Foreign Corrupt Practices Act. No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for any federal or state office in the United States or foreign countries by any of the Partnership Parties or, to the knowledge of the Partnership Parties, by any of their officers, directors, employees or agents or any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of any of the Partnership Parties, except for such payments or inducements as were lawful under applicable laws, rules and regulations. None of the Partnership Parties, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee of, or other person acting on behalf of, the Partnership Parties, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Partnership Parties.

(rr) Money Laundering. The operations of the Partnership Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(ss) OFAC. None of the Partnership Parties nor, to the knowledge of the Partnership Parties, any director, officer, agent or employee of the Partnership Parties (in their capacity as a director, officer, agent or employee), has received notice that it is subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the General Partner and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt) Investment Company. None of the Partnership Parties is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(uu) Conformity of Units to Description in the Prospectus. All of the Units and any limited partner interests issued pursuant to the Partnership’s long-term incentive plan conform to the description thereof contained in the Registration Statement and the Prospectus in all material respects.

(vv) Description of Contracts; Filing of Exhibits. There is no franchise, contract or other document of a character (including, without limitation, any voting agreement) required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement that is not described or filed as required. Except as described in the Registration Statement and the Prospectus, none of the Partnership Parties has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, or filed as an exhibit to the Registration Statement.

(ww) Related Party Transactions. No relationship, direct or indirect, exists between or among any Partnership Party on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Partnership Party, on the other hand, that is required to be described in the Registration Statement or the Prospectus and is not so described.

(xx) FINRA Affiliation. To the Partnership Parties’ knowledge, no officer, director or nominee for director of the General Partner or 5% or greater security holders has a direct or indirect affiliation or association with any member of FINRA, except as set forth in the Registration Statement and the Prospectus.

(yy) Stabilization. None of the Partnership Parties has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

(zz) Statistical and Market-Related Data. The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Partnership Parties reasonably and in good faith believe are reliable and accurate.

(aaa) No Restrictions on Distributions. None of the Partnership Parties is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Partnership from making any distributions or paying dividends on its Common Units, and, after giving effect to the transactions contemplated by this Agreement, no subsidiary of the Partnership will be prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except in each case (i) pursuant to the Credit Agreement, (ii) for prohibitions mandated by the laws of the jurisdiction of formation of such subsidiary and (iii) as described in the Registration Statement and the Prospectus.

(bbb) Broker’s Fees. Other than as contemplated by this Agreement, the Partnership Parties have not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

(ccc) XBRL. The interactive data in the eXstensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ddd) Similar Agreements. Except for the letter agreement that may be entered into by and among the parties hereto (a “Letter Agreement”), the Partnership Parties have not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative similar in nature to the At the Market Offering (as defined herein) program established by this Agreement.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Managers in connection with the offering of the Units contemplated hereby shall be deemed a representation and warranty by such Partnership Party to the Managers.

SECTION 3. Sale and Delivery of Units. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through or to the Managers, as sales agents and/or principals, as and when it provides instructions, in its discretion, for the sale of Units, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be mutually agreed upon by the Partnership and the Managers on any day that (A) is a trading day for the NASDAQ (other than a day on which the NASDAQ is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Schedule B hereto (the “Authorized Partnership Representatives”), has instructed any Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 hereof. The Partnership will designate in a notice delivered by electronic mail substantially in the form attached hereto as Exhibit 3(a)(i) the maximum amount of the Units to be sold by any Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement or, together with all sales of Units under this Agreement, any minimum price below which sales of Units may not be effected and any other limitations specified by the Partnership and mutually agreed by such Manager. Subject to the terms and conditions of this Section 3(a), the Managers may sell Units by any method permitted by law deemed to be an At the Market Offering (as defined below), including, without limitation, sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Subject to the terms and conditions of this Section 3(a), the applicable Manager shall use its commercially reasonable efforts to offer and sell all of the Units designated; provided, however, that the Managers shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that the Managers shall have no such obligation, in the event that an offer or sale of the Units on behalf of the Partnership may in the reasonable judgment of a Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager reasonably believes that it may be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NASDAQ that qualify for delivery of a Prospectus to the NASDAQ in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”).

(ii) Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Managers by telephone (confirmed promptly by electronic mail) not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. In addition, the Partnership or Managers may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(n), 4(o), 4(p) and 4(q) with respect to the delivery of certificates, opinions, or comfort letters to the Managers during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(iii) Each of the Managers hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be mutually agreed upon by the Partnership and such Manager.

(iv) The compensation to each Manager, as an agent of the Partnership, for sales of the Units shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v) If acting as sales agent hereunder, each Manager shall provide written confirmation to the Partnership (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the NASDAQ each day in which the Units are sold pursuant to this Section 3(a) setting forth (i) the number of Units sold on such day, (ii) the Net Proceeds to the Partnership, and (iii) the compensation payable by the Partnership to such Manager with respect to such sales.

(vi) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day that is also a trading day on the NASDAQ following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Partnership through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units in good deliverable form, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default upon its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).

(vii) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(n) hereof), the Partnership Parties shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership Parties herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b) If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) hereof (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Partnership Parties and such Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) Under no circumstances shall the aggregate gross sales proceeds of the Units sold pursuant to this Agreement exceed the lesser of (A) the amount set forth in Section 1 hereof and (B) the amount available for offer and sale under the Registration Statement, nor shall the aggregate amount of Units sold pursuant to this Agreement exceed the amount of Units authorized to be issued and sold from time to time under this Agreement by the Board of Directors of the general partner of the Partnership, or a duly authorized committee thereof, and notified to the Managers in writing.

(d) Each sale of the Units through or to any Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e) Subject to the limitations set forth herein and as may be mutually agreed upon by the Partnership and the Managers, sales effected pursuant to this Agreement may not be requested by the Partnership and need not be made by any Manager (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the later to occur of (A) the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, and (B) the applicable Representation Date (as defined below) of the Partnership referenced in Section 4(q) below, or (iii) during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information.

(f) The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Units, (ii) no Manager will incur liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (iii) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement unless a Terms Agreement, in form and substance mutually satisfactory to the Partnership and such Manager, shall have been executed by the Partnership and such Manager.

SECTION 4. Covenants of the Partnership. The Partnership Parties agree with the Managers:

(a) During the period in which a prospectus relating to the Units is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Managers promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed; to prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement or the Prospectus that, in the

Managers’ reasonable opinion, may be necessary or advisable in connection with the offer of the Units by the Managers; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act.

(b) To pay the required Commission filing fees relating to the Units within the time required by Rule 456(b)(1)(i) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act.

(c) To promptly advise the Managers, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus, and to provide the Managers and counsel for the Managers copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Common Units)) to which the Managers shall have objected in writing.

(d) To make available to the Managers, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Managers, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Partnership shall have made any amendments or supplements thereto) as the Managers may reasonably request for the purposes contemplated by the Act; in case the Managers are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(e) Subject to Section 4(c) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Units is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units and to provide the Managers with a copy of such reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing.

(f) To promptly notify the Managers of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, to prepare and furnish, at the Partnership’s expense, to each Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as such Manager may reasonably request.

(g) To furnish such information as may be required and otherwise to use its commercially reasonable efforts to cooperate in qualifying the Units for offer and sale under the securities laws of such jurisdictions as the Managers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise the Managers of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(h) To make generally available to its security holders, and to deliver to the Managers, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than sixteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(i) To apply the net proceeds from the sale of the Units pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(j) At any time that the Partnership has instructed any Manager to sell Units pursuant to Section 3(a)(i) hereof but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for Common Units or warrants or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units or permit the registration under the Act of any Common Units, in each case without giving such Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Units through any Manager pursuant to this Agreement or any Terms Agreement; (ii) issue Common Units pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof; or (iii) issue Common Units in connection with any acquisition, provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 4(j). In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(j), the Managers may suspend activity under this program for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Managers. The Partnership Parties agree that any offer to sell, any solicitation of an offer to buy, or any sale of Units under this Agreement shall be effected by or through only one Manager or sales agent on any single given day, and the Partnership shall in no event request that more than one of the Managers or sales agent sell Units on the same day.

(k) The Partnership Parties will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of Common Units to facilitate the sale or resale of the Units.

(l) To use its commercially reasonable efforts to cause the Units to maintain its listing on the NASDAQ.

(m) To advise the Managers promptly after it shall have received notice or obtained knowledge, of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Managers pursuant to Section 6 hereof.

(n) Upon commencement of the offering of the Units under this Agreement (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period) and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than by a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Units), or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K) (the date of commencement of the offering of the Units under this Agreement and each date referred to in subclauses (i) and (ii) above, are collectively referred to as a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered on the Representation Date, in form satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Managers are true and correct as of such Representation Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the obligation of the Partnership Parties under this subsection (n) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(o) To furnish or cause to be furnished forthwith to the Managers (i) at or promptly after each Representation Date (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), a written opinion of Andrews Kurth LLP, counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion, (ii) at or promptly after each Representation Date triggered by the filing of the Partnership’s Annual Report on Form 10-K (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), a written opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Partnership (“Delaware Counsel”), or other counsel satisfactory to the Managers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(d) hereof, but, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and (iii) at or promptly after each Representation Date (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), a written opinion of the General Counsel or Assistant General Counsel of the General Partner (“In-House Counsel”), dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(i) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Representation Dates, Partnership Counsel, Delaware Counsel and In-House Counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date); provided further that the obligation of the Partnership Parties under this subsection (o) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(p) At or promptly after each Representation Date (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), Latham & Watkins LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers; provided that the obligation under this subsection (p) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(q) Upon commencement of the offering of the Units under this Agreement (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), and or promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Partnership shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, and (iv) at the request of the Managers, to cause Grant Thornton, or other independent accountants satisfactory to the Managers, forthwith to furnish the Managers a letter (“Comfort Letter”), dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Partnership Parties under this subsection (q) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(r) That the Partnership acknowledges that each of the Managers may trade in Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement; provided, that such activity of the Managers is conducted in compliance with Regulation M under the Exchange Act.

(s) If, to the knowledge of the Partnership, any condition set forth in Section 6(a) or 6(i) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(t) To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Units sold through or to the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid to the Managers by the Partnership with respect to sales of the Units pursuant to this Agreement during the period covered by the report.

(u) At each Representation Date, to conduct a due diligence session, in form and substance, satisfactory to the Managers, which shall include representatives of the management and the accountants of the Partnership.

(v) To ensure that prior to instructing any Manager to sell Units, the Partnership shall have obtained all necessary limited partnership or limited liability company authority, as the case may be, for the offer and sale of such Units.

(w) If, immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Units remain unsold hereunder, the Partnership will,

prior to such third anniversary, file a new prospectus supplement (the “New Prospectus Supplement”) relating to the Units to its subsequent registration statement on Form S-3 (the “Subsequent Registration Statement”), and will take all other reasonable actions necessary or appropriate to permit the offering and sale of the Units to continue as contemplated in the expired registration statement relating to such Units and this Agreement. Upon filing of the New Prospectus Supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to the Subsequent Registration Statement, and references herein to the “Prospectus Supplement” shall be deemed to refer to the New Prospectus Supplement.

(x) At the request of the Managers, to cause Cawley Gillespie, or other independent reserve engineers satisfactory to the Managers, forthwith to furnish the Managers a letter (“Reserve Engineer Letter”), dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(h) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Partnership Parties under this subsection (x) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

SECTION 5. Payment of Expenses. Except as otherwise agreed in writing among the Partnership and the Managers, the Partnership Parties agree with the Managers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each such document to the Managers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each such document to the Managers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys to the Managers, (v) the listing of the Units on the NASDAQ, (vi) any filing for review of the public offering of the Units by FINRA, including the reasonable legal fees and disbursements of counsel for the Managers relating to FINRA matters and (vii) the reasonable fees and disbursements of the Partnership’s counsel and of the Partnership’s accountants. The Manager will pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses; provided, however, that the Partnership will reimburse all fees, costs and expenses of external counsel to the Manager upon request from time to time.

SECTION 6. Conditions of the Managers’ Obligations. The obligations of each Manager hereunder are subject to (i) the accuracy of the representations and warranties of the Partnership Parties on the date hereof, any Representation Date, any Time of Sale and as of any Settlement Date, (ii) the performance by the Partnership Parties of their obligations hereunder and (iii) to the following additional conditions precedent.

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offer or sale in any jurisdiction, or to the knowledge of the Partnership Parties or any Manager of the initiation or threatening in writing of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Prospectus and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, there shall not have been any Material Adverse Effect, in the judgment of the Managers.

(c) On every date specified in Section 4(o) hereof, the Managers shall have received an opinion of Partnership Counsel, in form satisfactory to the Managers, with respect to the matters set forth in Exhibit A hereto, dated as of such date.

(d) On every date specified in Section 4(o) hereof, the Managers shall have received an opinion of Delaware Counsel, in form satisfactory to the Managers, with respect to the matters set forth in Exhibit B hereto, dated as of such date.

(e) On every date specified in Section 4(q) hereof, the Managers shall have received from Grant Thornton, in form and substance satisfactory to the Managers, a Comfort Letter, dated as of such date.

(f) On every date specified in Section 4(n) hereof, the Managers shall have received a certificate to the effect that (i) the representations and warranties of the Partnership Parties as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Partnership Parties have performed their obligations under this Agreement that it is required to perform on or prior to such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 hereof have been met. The certificate shall also state that the Units have been duly and validly authorized by the

Partnership Parties, that all limited partnership and limited liability company action, as the case may be, required to be taken for the issuance and sale of the Units has been validly and sufficiently taken, and that the General Partner’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or limited partnership and limited liability company action.

(g) On every date specified in Section 4(p) hereof, the Managers shall have received an opinion of Latham & Watkins LLP, counsel to the Managers, in form and substance satisfactory to the Managers, dated as of such date.

(h) On every date specified in Section 4(x) hereof, the Managers shall have received from Cawley Gillespie, in form and substance satisfactory to the Managers, a Reserve Engineer Letter, dated as of such date.

(i) On every date specified in Section 4(o) hereof, the Managers shall have received an opinion of In House Counsel, in form satisfactory to the Managers, with respect to the matters set forth in Exhibit C hereto, dated as of such date.

(j) All filings with the Commission required by Rule 424 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) The Units shall have been approved for listing on the NASDAQ, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7. Indemnification and Contribution.

(a) The Partnership Parties, jointly and severally, agree to indemnify, defend and hold harmless each Manager and its affiliates, and its and their directors, officers, employees and agents and any person who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against any Manager or any such person in respect of which indemnity may be sought against the Partnership Parties pursuant to the foregoing paragraph, such Manager or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Partnership Parties shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Partnership Parties shall not relieve the Partnership Parties from any liability which the Partnership Parties may have to such Manager or any such person or otherwise except to the extent the Partnership was materially prejudiced by such omission. The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Partnership Parties in connection with the defense of such Proceeding or the Partnership Parties shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Partnership Parties (in which case the Partnership Parties shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Partnership Parties, and paid as incurred (it being understood, however, that the Partnership Parties shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Partnership Parties shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Partnership Parties, the Partnership Parties agree to indemnify and hold harmless the relevant Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Partnership to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Partnership Parties agree that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Partnership Parties of the aforesaid request, (ii) the Partnership Parties shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. The Partnership Parties shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Manager agrees to indemnify and hold harmless each of the Partnership Parties and each of the Partnership Parties’ directors and each of the Partnership Parties’ officers who signed the Registration Statement, each person who controls any Partnership Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each affiliate of the Partnership Parties within the meaning of Rule 405 of the Act, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and, in conformity with, information furnished in writing by or on behalf of such Manager to the Partnership expressly for use with reference to such Manager in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Prospectus Supplement, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any Proceeding is brought against any of the Partnership Parties or any such person in respect of which indemnity may be sought against any Manager pursuant to the foregoing paragraph, such Partnership Party or such person shall promptly notify such Manager in writing of the institution of such Proceeding and such Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Manager shall not relieve such Manager from any liability which such Manager may have to the Partnership Party or any such person or otherwise. The Partnership Party or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Partnership Party or such person unless the employment of such counsel shall have been authorized in writing by the relevant Manager in connection with the defense of such Proceeding or such Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Manager (in which case such Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Manager), in any of which events such fees and expenses shall be borne by such Manager and paid as incurred (it being understood, however, that such Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The relevant Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of such Manager but, if settled with the written consent of such Manager, such Manager agrees to indemnify and hold harmless the Partnership Parties and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the relevant Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Manager of the aforesaid request, (ii) such Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given such Manager at least 30 days’ prior notice of its intention to settle. The relevant Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act, by or on behalf of such indemnified party.

(c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the relevant Manager, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and of such Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the relevant Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of commissions paid hereunder but before deducting expenses) received by the Partnership Parties, and the total commissions received by such Manager hereunder, bear to the aggregate public offering price of the Units. The relative fault of the Partnership Parties, on the one hand, and of the relevant Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties or by such Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection (c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Partnership Parties and each Manager agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The Partnership Parties and each Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership Parties, against any of the Partnership Parties’ officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in this Section 8 hereof and the covenants, warranties and representations of the Partnership Parties contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership Parties, their directors or officers or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

SECTION 9. Termination.

(a) The Partnership Parties shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i)

with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership Parties, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and the terms of any Letter Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 hereof shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by each Manager or the Partnership Parties, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) hereof.

(e) Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Units through any Manager on the terms and subject to the conditions set forth herein, except that Sections 5, 7, 8, 10, 11, 12, 17 and 19 and shall remain in full force and effect.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to any Manager, shall be sufficient in all respects if delivered or sent to (i) RBC Capital Markets, LLC, Attention: Equity Capital Markets, Three World Financial Center, 200 Vesey Street 8th Floor, New York, New York 10281, Fax No. (212) 428-6260; (ii) Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, Fax No. (212) 214-5918, (iii) UBS Securities LLC, Attention: Syndicate Department, 299 Park Avenue, New York, New York 10171-0026, Fax No. (212) 821-6186, with a copy for information purposes to UBS Securities LLC, Attention: Legal and Compliance Department, 677 Washington Blvd., Stamford, Connecticut, 06091, Fax No. (203) 719-0680, (iv) Raymond James & Associates, Inc., Attention: ECM General Counsel, 880 Carillon Parkway, St. Petersburg, Florida 33716, Fax No. (727) 567-8274 and (v) MLV & Co. LLC, Attention: Legal Department, 1301 Avenue of the Americas 43rd Floor, New York, New York 10019, Fax. No. (212) 317-1515, Email: mlvlegal@mlvco.com, or, if sent to the Partnership Parties, shall be delivered or sent to Mid-Con Energy Partners, LP; 2501 North Harwood, Suite 2410, Dallas, Texas 75201; Attention: Nathan Pekar; Facsimile: (212) 428-6260. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Partnership Parties and the Managers and, to the extent provided in Section 7 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from any Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Fiduciary Relationship. The Partnership Parties hereby acknowledge that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Units. The Partnership Parties further acknowledge that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and, in no event, do the parties intend that any Manager act or be responsible as a fiduciary to the Partnership Parties, the management, unitholders or creditors or any other person in connection with any activity that any Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership Parties hereby confirm their understanding and agreement to that effect. The Partnership Parties and each Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by such Manager to the Partnership Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership Parties. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13. Press Releases and Disclosure. The Partnership may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Partnership shall consult with the Managers prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or Commission or NASDAQ rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14. Adjustments for Stock Splits. The parties acknowledge and agree that all unit-related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Units.

SECTION 15. Entire Agreement. This Agreement, together with any Letter Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership Parties and may be enforced in any other courts to the jurisdiction of which the Partnership Parties are or may be subject, by suit upon such judgment.

SECTION 20. Successors and Assigns. This Agreement shall be binding upon the Partnership Parties and each Manager and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s and such Manager’s respective businesses and/or assets.

SECTION 21. Miscellaneous. Securities sold, offered or recommended by any Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of any Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by such Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by any Manager may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of such Manager.

If the foregoing correctly sets forth the understanding between the Partnership Parties and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership Parties and the Managers. Alternatively, the execution of this Agreement by the Partnership Parties and its acceptance by or on behalf of the Managers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

MID-CON ENERGY PARTNERS, LP

By:	Mid-Con Energy GP, LLC,
its general partner

By:	/s/ Jeffrey R. Olmstead
	Name:	Jeffrey R. Olmstead
	Title:	Chief Executive Officer

MID-CON ENERGY GP, LLC

By:	/s/ Jeffrey R. Olmstead
	Name:	Jeffrey R. Olmstead
	Title:	Chief Executive Officer

MID-CON ENERGY PROPERTIES, LLC

By:	/s/ Jeffrey R. Olmstead
	Name:	Jeffrey R. Olmstead
	Title:	Chief Executive Officer

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date
first above written

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Davis
Name: Michael Davis
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Gregory M. Ogborn
Name: Gregory M. Ogborn
Title: Vice President

UBS SECURITIES LLC

By:	/s/ Scott D. Arndt
Name: Scott D. Arndt
Title: Executive Director

By:	/s/ Bimal Amin
Name: Bimal Amin
Title: Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Rob Conci
Name: Rob Conci
Title: VP

MLV & CO. LLC

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: CEO

Signature Page to Equity Distribution Agreement

Schedule A

Permitted Free Writing Prospectuses

None.

Schedule B

Authorized Partnership Representatives

Jeffrey R. Olmstead

Michael D. Peterson

Schedule C

Jurisdictions of Qualification

ENTITY	JURISDICTIONS OF FOREIGN QUALIFICATION
Mid-Con Energy Partners, LP	Oklahoma, Colorado, Texas
Mid-Con Energy GP, LLC	Oklahoma, Colorado, Texas
Mid-Con Energy Properties, LLC	Oklahoma, Colorado, Texas

Exhibit 3(a)(i)

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	At-the-Market Offering

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Mid-Con Energy Partners, LP, a Delaware limited partnership (the “Partnership”), Mid-Con Energy GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), Mid-Con Energy Properties, LLC a Delaware limited liability company (the “Operating Subsidiary”), and RBC Capital Markets, LLC, Wells Fargo Securities, LLC, UBS Securities LLC, Raymond James & Associates, Inc. and MLV & Co. LLC (each, a “Manager”, and collectively, the “Managers”) dated May 5, 2015 (the “Agreement”), I hereby request on behalf of the Partnership that [MANAGER NAME] sell up to [    ] common units representing limited partnership interests in the Partnership (the “Units”), at a minimum market price of $         per Unit between [            ], 20[    ] and [            ], 20[    ]. [There shall be no limitation on the number of Units that may be sold on any one (1) day.][No more than [    ]Units may be sold on any one (1) day.][other sales parameters]

Very truly yours,

By:
Name:	[ ]
Title:	[ ]

Exhibit A

Form of Opinion of Andrews Kurth LLP

1.	Formation and Qualification. Each of the Partnership Parties is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware with full limited partnership or limited liability company, as applicable, power and authority to own or lease its properties and conduct its business as described in the Prospectus. Each of the Partnership Parties is duly registered or qualified as a foreign limited partnership or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction set opposite its name on Schedule C hereto.

2.	Power and Authority. Each of the Partnership Parties has the limited liability company or limited partnership power and authority under the laws of the State of Delaware to execute and deliver, and incur and perform all of its obligations under the Equity Distribution Agreement. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Equity Distribution Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. All limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their unitholders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by the Equity Distribution Agreement has been validly taken.

3.	Power and Authority to Act as a General Partner. The General Partner has full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement and the Prospectus.

4.	Valid Issuance of the Units. The Units to be issued and sold to the Manager by the Partnership pursuant to the Equity Distribution Agreement and the limited partner interests represented thereby have been duly authorized, and when issued and delivered by the Partnership to the Manager against payment therefor in accordance with the terms of the Equity Distribution Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable, except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.

5.	Authorization of the Equity Distribution Agreement. The Equity Distribution Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

6.	No Preemptive Rights or Registration Rights. Except as disclosed in the Registration Statement or the Prospectus, to our knowledge, no Person has the right, which has not been waived, under any Applicable Agreement[1] to require the registration under the Act

[1]	“Applicable Agreement” means those agreements and other instruments listed as exhibits to the Registration Statement pursuant to Item 601(b) of Regulation S-K.

Ex. A-1

of any sale of securities issued by the Partnership by reason of the filing or effectiveness of the Registration Statement; and the holders of outstanding Common Units are not entitled to any preemptive rights under any Applicable Agreement, to subscribe for the Units.

7.	Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership and owns an approximate 1.2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement naming the General Partner as a debtor is on file as of April 14, 2015 in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

8.	Ownership of the General Partner. The Founders own 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable, except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act; and the Founders own such membership interests free and clear of all Liens (A) in respect of which a financing statement naming such applicable Founder as debtor is on file as of April 28, 2015, April 29, 2015 and April 28, 2015, as applicable, in the office of the Secretary of State of the state of such applicable Founder’s residence or (B) otherwise known to such counsel, without independent investigation.

9.	Ownership of the Operating Subsidiary. The Partnership owns 100% of the issued and outstanding membership interests in the Operating Subsidiary; such membership interests have been duly authorized and validly issued in accordance with the Operating Subsidiary LLC Agreement and are fully paid (to the extent required by the Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (A) in respect of which a financing statement naming the Partnership as debtor is on file as of April 14, 2015 in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

10.	Description of Common Units. The Common Units conform in all material respects to the descriptions set forth under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement.”

11.

Descriptions and Summaries. The statements included in the Registration Statement and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” and “Investment in Mid-Con Energy

Ex. A-2

Partners, LP by Employee Benefit Plans,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents referred to therein, constitute fair summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

12.	No Conflicts. Neither (i) the execution and delivery by the Partnership Parties of the Equity Distribution Agreement nor (ii) the consummation of the issuance and sale of the Units pursuant to the Equity Distribution Agreement (A) constituted, constitutes or will constitute a violation of the Organizational Documents, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Partnership Parties pursuant to any Applicable Agreement or (D) resulted, results or will result in any violation of (i) applicable laws of the State of Texas, (ii) applicable laws of the United States of America or (iii) the Delaware LP Act or the Delaware LLC Act.

13.	Governmental Approvals. No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, the execution and delivery by the Partnership Parties of the Equity Distribution Agreement or the consummation of the issuance and sale of the Units pursuant to the Equity Distribution Agreement. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Texas or the United States of America, pursuant to (i) applicable laws of the State of Texas, (ii) applicable laws of the United States of America or (iii) the Delaware LP Act or the Delaware LLC Act.

14.	Investment Company. The Partnership is not, and immediately after giving effect to the issuance and sale of the Units and the application of the proceeds therefrom as described in the Prospectus, the Partnership will not be an “investment company” as such term is defined in the 1940 Act.

15.	Tax Descriptions and Summaries. The statements in the Prospectus under the caption “Material Tax Considerations” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

16.	Tax Opinion. The opinion of Andrews Kurth LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Managers may rely upon such opinion as if it were addressed to them.

In addition, such counsel shall state that, in acting as counsel to the Partnership in connection with the transactions contemplated by the Equity Distribution Agreement it has participated in conferences with officers and other representatives of the General Partner,

Ex. A-3

representatives of the independent public accountants and reserve engineers of the Partnership and representatives of and counsel for the Manager, at which conferences the contents of the Registration Statement and the Prospectus, and any supplements or amendments to any of the foregoing, and related matters were discussed. Although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements in the Registration Statement, the Prospectus or any supplements and amendments to any of the foregoing, and has made no independent verification thereof (except as set forth in paragraphs 10, 11 and 15 above), no facts have come to such counsel’s attention that would lead such counsel to believe that:

(i) the Registration Statement or any post-effective amendments thereto (in each case including the Rule 430B Information), at the respective times they were declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(ii) the Prospectus and any supplements thereto, as of the date of the Prospectus, the date of any such supplement or the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except in each case that such counsel makes no statement and expresses no belief with respect to (i) financial statements and schedules, including the notes and auditor’s report thereon, and other financial or accounting data and information pertaining to oil and gas reserves included or incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement to any of the foregoing and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

Such counsel shall confirm that, in its opinion, each of the Registration Statement and any post-effective amendments thereto, as of their respective effective dates, and the Prospectus and any amendments or supplements thereto, as of their respective dates (in each case other than the financial statements and schedules, including the notes and auditor’s reports thereon, and other financial or accounting data and information pertaining to oil and gas reserves included or incorporated by reference therein, as to which such counsel shall not be called upon to express an opinion), appeared on their face to be appropriately responsive, in all material respects, to the requirements of the Act (except that such counsel shall express no statement with respect to Regulation S-T).

Such counsel shall also advise you that (i) the Registration Statement has become effective under the Act on October 21, 2014; (ii) any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) of the Act has been made in the manner and within the time period required by Rule 424(b) of the Act; and (iii) to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or are pending.

In rendering such opinion, such counsel shall state that such opinion covers matters arising under the applicable laws of the State of Texas, the Delaware LP Act, the Delaware LLC Act and the applicable laws of the United States of America. In rendering such opinion, such counsel may rely as to matters involving the laws of any other state upon the opinion of local

Ex. A-4

counsel satisfactory to the Managers; provided that such opinion shall be addressed to the Managers, shall state that such counsel may rely on such opinion as if it were addressed to them in rendering their opinion pursuant to the Equity Distribution Agreement, shall be dated the same date as the opinion of such counsel, shall be delivered to the Managers at the same time that the opinion of such counsel is delivered, and shall be satisfactory in form and substance to the counsel for the Managers. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the General Partner and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Ex. A-5

Exhibit B

FORM OF OPINION OF DELAWARE COUNSEL

1.	The Partnership Agreement constitutes a valid and binding agreement of the General Partner, and is enforceable against the General Partner, in accordance with its terms.

2.	The General Partner Agreement constitutes a valid and binding agreement of the GP Members, and is enforceable against the GP Members, in accordance with its terms.

Ex. C-1

Exhibit C

FORM OF OPINION OF IN-HOUSE COUNSEL

1.	To my knowledge, I am not aware of any documents that are to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be described in the Prospectus, and are not so described.

Ex. C-1